                                                                     Exhibit 1.1

                     International Lease Finance Corporation

                   $1,000,000,000 Medium-Term Notes, Series O
                             Due Nine Months or More
                               From Date of Issue

                             Distribution Agreement

                                                               December 31, 2002
                                                              New York, New York

Banc of America Securities LLC                               Merrill Lynch, Pierce, Fenner &
9 West 57th Street, 40th Floor                                        Smith Incorporated
New York, New York  10019                                    4 World Financial Center, Floor 15
                                                             New York, New York  10080

Deutsche Bank Securities Inc.                                Morgan Stanley & Co. Incorporated
31 West 52nd Street                                          1585 Broadway, 2nd Floor
New York, New York  10019                                    New York, New York  10036

J.P. Morgan Securities Inc.                                  Salomon Smith Barney Inc.
270 Park Avenue, 9th Floor                                   388 Greenwich Street
New York, New York  10017                                    New York, New York  10013

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019


Ladies & Gentlemen:

         International Lease Finance Corporation, a California corporation (the "Company"), confirms its agreement with each of you (together with your affiliates, individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of up to the aggregate principal amount set forth in Schedule I hereto of its Medium-Term Notes, Series O, Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued under an indenture (the "Indenture") dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"), as amended. The Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will bear interest at rates to be provided in a supplement to the Prospectus referred to below.

         1. Representations and Warranties. The Company represents and warrants to you as of the date hereof, as of each Closing Date and Settlement Date hereinafter referred to,
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and as of the times referred to in Section 4(h) hereof, as follows:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the aggregate principal amount set forth in Schedule I hereto of debt securities including the Notes (the "Securities"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. In connection with the sale of Notes the Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus, as supplemented pursuant to the previous sentence, is hereinafter called the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) As of the date hereof, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus as supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                  (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

                  (d) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and, if applicable, the Terms Agreement (as defined in Section 2(b) hereof) or otherwise, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement or a document incorporated by reference therein; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus.

                  (e) The Notes have been rated by a "nationally recognized statistical rating agency" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), including one or both of Moody's Investor Services ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw Hill Companies ("S&P").

                  (f) The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         2. Appointment of Agents; Purchases as Principals.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes you to act as its agents to solicit offers for the purchase of all or part of the Notes, upon the terms set forth in the Prospectus, as supplemented, during a period beginning on the date hereof and ending on the date the Company shall specify to you in writing. The commission to be paid to each Agent in respect of sales of Notes shall be that percentage specified in Schedule I hereto of the aggregate principal amount of Notes sold by the Company in respect of offers to purchase solicited by each Agent and shall be payable as specified in the Procedures (as defined in Section 3). Offers for the purchase of Notes may be solicited by the Agents as agents for the Company at such time and in such amounts as the Agents deem advisable. The Company may from time to time offer Notes for sale otherwise than through the Agents; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent at a commission different from those described in this Agreement for offers to purchase through the Agents. If any agent, other than an Agent, is appointed during the term of this Agreement with respect to the Notes, the Company shall promptly notify the Agents of such appointment.

                  (b) Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, you. Each such separate agreement (which may be an oral agreement confirmed in writing or which may be substantially in the form of Schedule II hereto and which may take the form of an exchange of any standard form of written telecommunication between you and the Company) is herein referred to as a "Terms Agreement". Your commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Company for such Notes, the initial public offering price, if any, at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"). Such Terms Agreement shall also specify any requirements for opinions of counsel, officers' certificates and letters from independent auditors pursuant to Section 5 hereof.

         3. Offering Procedure. The Agents shall communicate to the Company, orally or in writing, each offer to purchase Notes on terms previously communicated by the Company to the Agents, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each of the Agents shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes on different terms, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit A) (the "Procedures"), as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents after notice to, and with the approval of, the Trustee.

         4. Agreements. The Company agrees with you that:

                  (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you with copies for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed (or transmitted for filing) with the Commission as required pursuant to Rule 424. The Company will promptly advise you (i) when each supplement to the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information,
         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Agents to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
         Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request. If such amendment or supplement is satisfactory in all respects to the Agents, the Agents will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume their obligation to solicit offers to purchase Notes hereunder.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Notes were issued, the Company will make generally available to its security holders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

                  (d) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective and, so long as delivery of a prospectus may be required by the Act, as many copies of any preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

                  (e) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and, if requested by the Agents, will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (f) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing and delivery of the Registration Statement, any preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, the Indenture and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of each such jurisdiction as you may reasonably designate, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, and (ii) reimburse the Agents on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by the Agents and approved by the Company in advance, in connection with the offering and the sale of the Notes, and
         (iii) be responsible for the reasonable fees of counsel for the Agents incurred in connection with the offering and sale of the Notes.

                  (g) Each acceptance by the Company of an offer to purchase Notes, and each sale of Notes to you pursuant to a Terms Agreement, will be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at and as of such date and a representation and warranty to you that neither the Registration Statement nor the Prospectus, as then amended or supplemented, fails to reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or the Prospectus, as then amended or supplemented, and/or includes any untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf specifically for use in connection with the preparation of the Registration Statement and the Prospectus or any amendments thereof or supplements thereto.

                  (h) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes), or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to you a certificate of the Company signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 5(e) or this
         Section 4(h) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (ii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a written opinion or opinions of counsel to the Company satisfactory to you, dated the date of the effectiveness of such amendment or the date of filing of such supplement, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (j) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented by a filing under the Act to include additional financial information, (ii) there is filed with the Commission under the Exchange Act any document incorporated by reference into the Prospectus as amended and supplemented which contains additional financial information (other than any Current Report on Form 8-K relating exclusively to quarterly or annual financial results of the Company, or, unless any Agent shall otherwise request, any Quarterly Report on Form 10-Q), or (iii) if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall cause PricewaterhouseCoopers LLP the independent public accountants which have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus as amended and supplemented forthwith to furnish you a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to you in your reasonable judgment, of the same tenor as the letter referred to in
         Section 5(f) hereof, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that where such amendment or supplement only sets forth unaudited quarterly financial information, the scope of such letter may be limited to relate to such unaudited financial information unless any other accounting or financial information included therein is of a character that, in your reasonable judgment, such other information should be addressed by such letter.

                  (k) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company, except as may otherwise be provided in any such Terms Agreement.

         5. Conditions to Obligations. Your obligations as Agents to solicit offers to purchase the Notes and your obligations to purchase Notes pursuant to any Terms Agreement or otherwise shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement (including the filing of any document incorporated by reference therein), as of the date any supplement to the prospectus is filed with the Commission, as of each Closing Date and as of each Settlement Date with respect to any applicable Terms Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to you the opinion of corporate counsel for the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that:

                           (i) The Company is duly qualified to do business as a
                  foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided, however, that the Company may not be so qualified in certain jurisdictions, the effect of which would not have a material adverse effect on the Company.

                           (ii) To the best knowledge of such counsel, the only
                  domestic subsidiaries of the Company are: Interlease Aviation Corporation; ILFC Aircraft Holding Corporation; Interlease Management Corporation; Interlease Aircraft Trading Corporation; Aircraft SPC-3, Inc.; Aircraft SPC-4, Inc.; ILFC Aviation Consulting, Inc.; Aircraft SPC-8, Inc.; Aircraft SPC-9, Inc.; Aircraft SPC-11, Inc.; Aircraft SPC-12, Inc.; Aircraft SPC-14, Inc.; Platypus Leasing, Inc.; Euclid Aircraft, Inc.; ILFC Dover, Inc., CABREA, Inc. and ILFC Volare, Inc., all wholly owned subsidiaries of Aircraft SPC-3, Inc.; ILFC Rhino I LLC; and ILFC Rhino II LLC.

                           (iii) No subsidiary of the Company nor all of the
                  subsidiaries of the Company taken as a whole is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

                           (iv) To the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

                  (c) The Company shall have furnished to you the opinion of O'Melveny & Myers LLP, special counsel for the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that:

                           (i) Each of the Company, Interlease Management
                  Corporation, Interlease Aviation Corporation, ILFC Aircraft Holding Corporation, Interlease Aircraft Trading Corporation, Aircraft SPC-3, Inc., Aircraft SPC-4, Inc., ILFC Aviation Consulting, Inc., Aircraft SPC-8, Inc., Aircraft SPC-9, Inc., Aircraft SPC-11, Inc., Aircraft SPC-12, Inc., Aircraft SPC-14, Inc., Platypus Leasing, Inc., Euclid Aircraft, Inc., ILFC Dover, Inc., CABREA, Inc., ILFC Volare, Inc., ILFC Rhino I LLC and ILFC Rhino II LLC has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized.

                           (ii) The Company has the corporate power to own its
                  properties and conduct its business as described in the Prospectus.

                           (iii) The Indenture has been duly authorized by all
                  necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a legally valid and binding obligation of the

                  Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

                           (iv) The Notes have been duly authorized by all
                  necessary corporate action on the part of the Company and when the final terms of a particular Note and of its issuance and sale have been duly established in conformity with the Indenture, and when such Note has been duly executed, authenticated and issued in accordance with the provisions of the Indenture and upon payment for and delivery of the Notes in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

                           (v) The Indenture has been duly qualified under the
                  Trust Indenture Act.

                           (vi) This Agreement (and if the opinion is being
                  furnished on a Settlement Date, the applicable Terms Agreement) has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                           (vii) No consent, authorization, order or approval of
                  any California, New York or federal court or governmental agency or body is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Notes, except such as have been obtained under the Act, the Trust Indenture Act and such as may be required under the Blue Sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained.

                           (viii) Neither the execution and delivery of the
                  Indenture nor the issuance of the Notes will conflict with, result in a breach by the Company of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or the terms of any of the agreements, instruments, contracts, orders, injunctions or judgments identified to such counsel in an Officer's Certificate of the Company (a copy of which will be delivered with the opinion of such counsel) as agreements, instruments, contracts, orders, injunctions or judgments binding on the Company which have provisions relating to the issuance by the Company of debt securities and the breach of or default under or a conflict with which would have a material adverse effect on the Company and its subsidiaries considered as a whole, except that no opinion need be expressed regarding the effect, if any, of the issuance of the Notes upon the Company's compliance with any of the financial covenants contained in any of said agreements, instruments, contracts, orders, injunctions or judgements.

                           (ix) The Registration Statement has been declared
                  effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                           (x) The Registration Statement, on the date it was
                  filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

                           (xi) Such counsel does not know of any material
                  contract or other material document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

                           (xii) The documents incorporated by reference into
                  the Prospectus (the "Incorporated Documents") appear on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act, and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need be expressed concerning the financial statements and other financial information contained or incorporated by reference therein.

                           (xiii) The statements in the Prospectus under the
                  caption "Description of Debt Securities", and in the Prospectus Supplement under the caption "Description of Medium-Term Notes, Series O", insofar as such statements constitute a summary of provisions of the Indenture or the Notes, fairly present the information required therein by Form S-3.

                           (xiv) The purchase and sale of the Notes in
                  accordance with the terms and provisions of this Agreement and the consummation of the transactions contemplated under this Agreement, the Indenture and the Notes will not violate the provisions of Section 1 of Article XV of the Constitution of the State of California.

                           (xv) The Company is not an "investment company"
                  within the meaning of the Investment Company Act of 1940, as amended.

                           Such counsel shall also state that on the basis of
                  their review of the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus and the Incorporated Documents, and their participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, they do not believe that the Registration Statement and the documents incorporated therein on the date the Registration Statement became effective (or if later, the date the Company's latest Annual Report on Form 10-K was filed with the Commission), considered as a whole as of such date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date of the Final Prospectus and on the date of the opinion, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole and as specifically stated in clause (xii) above, nor must such counsel express any opinion or belief as to the Form T-1 filed by the Trustee in connection with the Notes or the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

                  (d) You shall have received from Morgan, Lewis & Bockius LLP, your counsel, such opinion or opinions, dated the date hereof, or of such Settlement Date, if applicable, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the date hereof, or of such Settlement Date, if applicable, with the same effect as if made on the date hereof, or of such Settlement Date, if applicable, and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to your obligation as Agents to solicit offers to purchase the Notes, or your obligation to purchase Notes pursuant to any Terms Agreement;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

                  (f) At the date hereof, or of such Settlement Date, if applicable, PricewaterhouseCoopers LLP shall have furnished to you a letter (which may refer to a letter or letters previously delivered to you), dated as of the date hereof, or of such Settlement Date, if applicable, in form and substance satisfactory to you, stating in effect that:

                           (i) They are independent certified public accountants
                  with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

                           (ii) In their opinion, the financial statements and
                  financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder adopted by the Commission;

                           (iii) They have made a review in accordance with
                  standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(1)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (iv) The unaudited selected financial information
                  with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                           (v) On the basis of limited procedures, not
                  constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (1) (i) the unaudited condensed consolidated
                           statements of income, consolidated balance sheets and consolidated statements of cash flows included and/or incorporated by reference in the Prospectus and included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                                    (2) any other unaudited income statement
                           data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                    (3) the unaudited financial statements which
                           were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (1) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (2) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                    (4) any unaudited pro forma consolidated
                           condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                                    (5) as of a specified date not more than
                           five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or as of the end of the latest period for which financial statements are available, any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

                                    (6) for the period from the date of the
                           latest financial statements included or incorporated by reference in the Prospectus there were any decreases in consolidated net revenues or the total or per share amounts of income before extraordinary items or net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

                           (vi) In addition to the audit referred to in their
                  report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                           All references in this paragraph (f) to the
                  Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as of the date referred to in paragraph 4(j) hereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Settlement Date relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) hereof.

                  (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase or soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Prospectus.

                  (h) Prior to the date hereof, the Company shall have furnished you such further information, certificates and documents as you may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all of your obligations hereunder may be canceled at any time by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telecopy confirmed in writing.

         The documents required to be delivered by this Section 5 shall be delivered at the office of O'Melveny & Myers LLP at 400 South Hope Street, Los Angeles, California, on the date hereof.

         6. Reimbursement of Expenses. If any condition to your obligations set forth in Section 5 hereof is not satisfied, if any termination pursuant to Section 8 hereof shall occur or in the case of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that you shall have incurred in connection with this Agreement.

         7. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls each of you within the meaning of Section 15 of the Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by you as aforesaid) if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever as
                  incurred (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by you as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

                  (b) Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party, the indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (other than local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party to the extent set forth in subsection (a) or (b) hereof, as applicable, from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under
         Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent whose claim is subject to contribution, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by any Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent not already paid or payable pursuant to another provision of this Section 7. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations under this Section 7(d) to contribute are several in proportion to the respective principal amounts of Notes purchased by each such Agent in such offering and not joint.

         8. Termination. This Agreement may be terminated for any reason, at any time by any party hereto, with respect to such party, upon the giving of 30 days written notice of such termination to the other parties hereto. You may also terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date if any of the following shall have occurred:
(i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, which, in your reasonable judgment, makes it impracticable to market the Notes or enforce contracts for the sale of Notes, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in your reasonable judgment, is to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase the Notes or the purchase of the Notes from the Company, as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities;
(iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist on the date of such Terms Agreement, if the effect of any such event in your reasonable judgment is to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase the Notes or the purchase of the Notes from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; (v) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted if the effect of such event in your reasonable judgment is to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase the Notes or the purchase of the Notes from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; or (vi) any downgrading in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with
Section 2(a) hereof, (ii) if at the time of termination (A) the Agent shall own any of the Notes acquired pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3, 4 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenants set forth in Sections 4(c) and 4(f) hereof, the indemnity agreement set forth in Section 7 hereof, and the provisions of Sections 9 and 12 hereof shall remain in effect.

         The Company also agrees to offer to any person who has agreed to purchase Notes as a result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Notes if, on the related Settlement Date fixed pursuant to the Procedures, any of the following events has occurred:
(i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which materially impairs the investment quality of the Notes; (ii) any downgrading in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iv) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted; (v) a banking moratorium shall have been declared either by federal or New York state authorities; or (vi) any outbreak or escalation of hostilities or other national or international calamity or crises, if the effect of any such event specified in clauses (iii),
(iv) (v) or (vi) make it impracticable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by you or on your behalf or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telecopied and confirmed to you, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to International Lease Finance Corporation, 1999 Avenue of the Stars, 39th floor, Los Angeles, California 90067, Attention: President.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                        Very truly yours,

                                        INTERNATIONAL LEASE FINANCE CORPORATION


                                        By:      /s/ Alan H. Lund
                                           -------------------------------------
                                                 Name:   Alan H. Lund
                                                 Title:  Vice Chairman and
                                                         Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC                                       LEHMAN BROTHERS INC.

By:      /s/ Lily Chang                                              By:      /s/ Martin Goldberg
    --------------------------------                                     ------------------------
     Name:  Lily Chang                                                    Name:  Martin Goldberg
     Title:  Principal                                                    Title:  Sr. Vice President


DEUTSCHE BANK SECURITIES INC.                                        MERRILL LYNCH, PIERCE, FENNER &
                                                                     SMITH INCORPORATED

By:     /s/ Christopher T. Whitman                                    By:  /s/ Scott G. Primrose
     -----------------------------                                      -----------------------------
     Name:  Christopher T. Whitman                                      Name:  Scott G. Primrose
     Title: Managing Director                                           Title: Authorized Signatory

By:    /s/ Marc Fratepietro
    -----------------------------
    Name:  Marc Fratepietro                                          MORGAN STANLEY & CO. INCORPORATED
    Title: Vice President

J.P. MORGAN SECURITIES INC.                                          By:     /s/  Christian Erich Blum
                                                                          -----------------------------
                                                                           Name:  Christian Erich Blum
By:  /s/ Carl J. Mehldau Jr.                                               Title: Executive Director
    ----------------------------
     Name:  Carl J. Mehldau
     Title:  Vice President                                          SALOMON SMITH BARNEY INC.


                                                                     By:  /s/ Graeme A. Gilfillan
                                                                         -----------------------------
                                                                          Name:   Graeme A. Gilfillan
                                                                          Title:  Managing Director

                                   SCHEDULE I

Registration Statement No. 333-100340

Amount of the Notes:  $1,000,000,000

Amount of the Securities:  $5,000,000,000



         The Company agrees to pay Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such
Agent:

         Term                                                          Commission Rate
         ----                                                          ---------------
         From 9 months to less than one year                            .125%
         From one year to less than 18 months                           .150%
         From 18 months  to  less  than 2 years                         .200%
         From 2 years to less than 3 years                              .250%
         From 3 years to less than 4 years                              .350%
         From 4 years to less than 5 years                              .450%
         From 5 years to less than 6 years                              .500%
         From 6 years to less than 7 years                              .550%
         From 7 years to less than 10 years                             .600%
         From 10 years to less than 15 years                            .625%
         From 15 years to less than 20 years                            .700%
         From 20 years to 30 years                                      .750%

Address for Notice to Agents:

Banc of America Securities LLC
100 North Tryon Street, 7th Floor
Charlotte, North Carolina  28255
Attention:  Medium Term Note Dept.
Telecopy number:  (704) 388-9939
Telephone number: (704) 388-4809

         with a copy to:

         Lily Chang
         Banc of America Securities LLC
         9 West 57th Street, 31st Floor
         New York, New York 10019
         Telecopy number: (212) 847-6442
         Telephone number: (212) 847-6488

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019
Attn:  Medium-Term Note Desk
Telecopy number: (212) 469-7505
Telephone number: (212) 469-5195

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York  10017
Attention:  Transaction Execution Group
Telecopy number: (212) 834-6702
Telephone number: (212) 834-5710

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Attention:  Fixed Income Syndicate/Medium Term Note Desk
Telecopy number:  (212) 526-9664
Telephone number:  (212) 526-0943

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080
Attention:  MTN Product Management
Telecopy number:  (212) 449-2234
Telephone number: (212) 449-7476

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036
Attention:  Manager - Continuously Offered Products
Telecopy number:  (212) 761-0780
Telephone number:  (212) 761-2000

         with a copy to:

         Morgan Stanley & Co. Incorporated
         1585 Broadway, 29th Floor
         New York, New York  10036
         Attention:  Peter Cooper, Investment Banking
                              Information Center
         Telecopy number:  (212) 761-0260
         Telephone number:  (212) 761-8385

Salomon Smith Barney Inc
388 Greenwich Street
New York, New York  10013

Attention:  Medium-Term Note Department
Telecopy number:  (212) 783-2274
Telephone number: (212) 783-7000

Securities to be delivered by book-entry transfer.

                                   SCHEDULE II

                     INTERNATIONAL LEASE FINANCE CORPORATION
                           (a California corporation)

                           Medium-Term Notes, Series O

                                 TERMS AGREEMENT

                                                          ________________, 20__

International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
Attention: President

                  Re:  Distribution Agreement dated December 31, 2002

         The undersigned agrees to purchase the following principal amount of
Notes:

                           Interest Rate:
                           Date of Maturity:
                           Redemption Date:
                           Purchase Price:  ___%
                           Settlement Date and Time:

         Exceptions, if any, to Section 4(k) of the Distribution Agreement:

         [The certificate referred to in Section 4(h) of the Distribution Agreement, the opinions referred to in Section 4(i) of the Distribution Agreement and the accountants' letter referred to in Section 4(j) of the Distribution Agreement will be required.]

                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:
Accepted:

International Lease Finance
  Corporation

By:
     ----------------------------
     Name:
     Title:

                                                                       Exhibit A

                         MEDIUM-TERM NOTE ADMINISTRATIVE
                PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                         (DATED AS OF DECEMBER 31, 2002)

         Medium-Term Notes, Series O (the "Notes"), in the aggregate principal amount of up to U.S. $1,000,000,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

         The Notes are being sold pursuant to a Distribution Agreement, dated December 31, 2002 (the "Distribution Agreement"), by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"), as amended. A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

         The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                           PART I:          PROCEDURES OF GENERAL
                                            APPLICABILITY

Date of Issuance/
   Authentication:                  Each Note will be dated as of the date of
                                    its authentication by the Trustee. Each Note shall also bear an original issue date (the
                                    "Original Issue Date"). The Original Issue
                                    Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                         Each Note will mature on a date selected by
                                    the purchaser and agreed to by the Company which is not less than nine months from its Original Issue Date; provided, however, that Notes bearing interest at rates determined by reference to selected indices ("Floating
                                    Rate Notes") will mature on an Interest
                                    Payment Date.

Registration:                       Notes will be issued only in fully
                                    registered form.

Calculation of Interest:            In the case of Notes bearing interest at
                                    fixed rates ("Fixed Rate Notes") interest
                                    (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for CD Rate, Commercial Paper Rate, Eleventh District
                                    Cost of Funds Rate, Federal Funds Rate,
                                    Prime Rate or LIBOR Notes and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for CMT Rate or Treasury Rate
                                    Notes.

Acceptance and
   Rejection Of Offers:             The Company shall have the sole
                                    right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase
                                    Notes from the Company received by it. Each
                                    Agent shall have the right, in its
                                    discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of Pricing              If any offer to purchase a Note is accepted
   Supplement:                      by the Company, the Company, with the
                                    assistance of the Agent which presented such offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement relating to the Notes and the plan of distribution thereof, if changed (the "Supplemented Prospectus"), with the Commission in accordance with Rule
                                    424 under the Securities Act of 1933, as amended (the "Act"). The Presenting Agent will cause a stickered Supplemented
                                    Prospectus to be delivered to the purchaser of the Note.

                                    In addition, the Company shall deliver each completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:

                                    If to Banc of America Securities LLC:

                                             Banc of America Securities LLC
                                             100 North Tryon Street, 7th Floor
                                             Charlotte, N.C.  28255
                                             Attention:  Debt Financing Group
                                             Telecopy number: (704) 388-9939
                                             Telephone number: (704) 388-4809

                                             with a copy to:

                                             Lily Chang
                                             Banc of America Securities LLC
                                             9 West 57th Street, 31st Floor
                                             New York, New York 10019
                                             Telecopy number: (212) 847-6442
                                             Telephone number: (212) 847-6488

                                    If to Deutsche Bank Securities Inc.:

                                             Deutsche Bank Securities Inc.
                                             31 West 52nd Street
                                             New York, New York 10019
                                             Attention:  Medium-Term Note Desk
                                             Telecopy number: (212) 469-7505
                                             Telephone number: (212) 469-5195

                                    If to J.P. Morgan Securities Inc.:

                                             J.P. Morgan Securities Inc.
                                             270 Park Avenue, 8th Floor
                                             New York, New York  10017
                                             Attn:  Medium-Term Note Desk
                                             Telephone: (212) 834-4421
                                             Telecopy: (212) 834-6081

                                    If to Lehman Brothers Inc.:

                                             Lehman Brothers Inc.
                                             745 Seventh Avenue
                                             New York, New York  10019
                                             Attention:  Fixed Income Syndicate
                                               /Medium Term Note Desk
                                             Telephone number: (212) 526-9664
                                             Telecopy: (212) 526-0943

                                             also for record keeping purposes,
                                             please send a copy to:

                                             ADP Prospectus Services
                                             For Lehman Brothers Inc.
                                             1155 Long Island Avenue
                                             Edgewood, New York 11717
                                             Attn:  Client Services Desk
                                             Telecopy:  (631) 254-7268

                                    If to Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated:

                                             Merrill Lynch, Pierce, Fenner &
                                               Smith Incorporated
                                             Tritech Services
                                             44-B Colonial Drive
                                             Piscataway, NJ  08854
                                             Attn:  Final Prospectus Unit/
                                                     Nachman Kimerling
                                             Telephone: (732) 885-2768
                                             Telecopy: (732) 885-2774/2775/2776

                                             also, for record keeping purposes,
                                             please send a copy to:

                                             Merrill Lynch, Pierce, Fenner &
                                              Smith Incorporated
                                             Merrill Lynch World Headquarters
                                             4 World Financial Center, Floor 15
                                             New York, NY 10080
                                             Attn:  MTN Product Management
                                             Telephone: (212) 449-3780
                                             Telecopy: (212) 449-2234

                                    If to Morgan Stanley & Co. Incorporated:

                                             Morgan Stanley and Co. Incorporated
                                             1585 Broadway
                                             2nd Floor
                                             New York, New York  10036
                                             Attention:  Medium-Term Notes
                                                          Trading Desk/
                                                          Carlos Cabrera
                                             Telephone: (212) 761-2000
                                             Telecopy: (212) 761-0780

                                    If to Salomon Smith Barney Inc.:

                                             Salomon Smith Barney Inc.
                                             Attention:  Annabelle Avila
                                             140 58th Street, 8th Floor
                                             Brooklyn, New York 11220
                                             Telephone: (718) 765-6725
                                             Telecopy: (718) 765-6734

                                    In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                         The receipt of immediately available funds
                                    by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                    "settlement." Offers accepted by the Company will be settled from three to five Business
                                    Days after the Company's acceptance of the offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts
                                    II and III hereof under "Settlement
                                    Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable
                                    Settlement Procedures with respect to a
                                    particular offer are not completed on or before the time set forth under the applicable "Settlement
                                    Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                                    In the event of a purchase of Notes by
                                    any Agent as principal, appropriate
                                    settlement details will be as agreed
                                    between the Agent and the Company
                                    pursuant to the applicable Terms
                                    Agreement.

Procedure for Changing Rates or
Other Variable Terms:               When a decision has been reached to change
                                    the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                                    Procedures."

Suspension of Solicitation;
Amendment or Supplement:            The Company may instruct the Agents to
                                    suspend solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement (including incorporating any documents by reference therein) or supplement any of such documents
                                    (other than to change rates or other
                                    variable terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment (including any document proposed to be incorporated by reference therein) or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:

                                             Banc of  America Securities LLC
                                             100 North Tryon Street, 7th Floor
                                             Charlotte, N.C.  28255
                                             Attention:  Medium-Term Note
                                                         Department

                                             Deutsche Bank Securities Inc.
                                             31 West 52nd Street
                                             New York, New York 10019
                                             Attn: Medium-Term Note Desk

                                             J.P. Morgan Securities Inc.
                                             270 Park Avenue, 9th Floor
                                             New York, New York  10017
                                             Attention:  Transaction Execution
                                                         Group

                                             Lehman Brothers Inc.
                                             745 Seventh Avenue
                                             New York, New York  10019
                                             Attention:  Fixed Income
                                                         Syndicate/Medium Term
                                                         Note Desk

                                             Merrill Lynch, Pierce, Fenner &
                                               Smith Incorporated
                                             4 World Financial Center, Floor 15
                                             New York, New York  10080
                                             Attention:  MTN Product Management

                                             Morgan Stanley & Co. Incorporated
                                             1585 Broadway, 2nd Floor
                                             New York, New York  10036
                                             Attention:  Manager - Continuously
                                                         Offered Products

                                             Salomon Smith Barney Inc.
                                             388 Greenwich Street
                                             New York, New York 10013
                                             Attention: Medium-Term Note
                                                        Department

                                    In the event that at the time the
                                    solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The

                                    Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:             A copy of the most recent Prospectus,
                                    Prospectus Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent or (b) the delivery of Notes to a customer or his agent.

Authenticity of Signatures:         The Agents will have no obligations or
                                    liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by
Reference:                          The Company shall supply the Agents with an
                                    adequate supply of all documents
                                    incorporated by reference in the
                                    Registration Statement.

Business Day:                       "Business Day" means any day that is not a
                                    Saturday or Sunday, and that, in The City of New York (and with respect to LIBOR Notes, the City of London), is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close. For Notes the payment of which is to be made in a currency other than U.S.
                                    dollars or composite currencies (such
                                    currency or composite currency in which a
                                    Note is denominated is the "Specified
                                    Currency"), a Business Day will not be a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial
                                    Center (as defined below) of the country issuing such Specified Currency (or, in the case of EUROs), is not a day that the TARGET
                                    System (as defined below) is not open.
                                    However, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, the day must be also be a London Business
                                    Day (as defined below). "London Business
                                    Day" means (i) if the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than any day on which dealings in the Index Currency are transacted in the London interbank market or
                                    (ii) if the Index Currency is the EURO, is not a day on which payments in EURO cannot be settled in the TARGET System. If no currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.
                                    "Principal Financial Center" means the
                                    capital city of the country issuing the
                                    currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency.
                                    "TARGET System" means the Trans-European
                                    Automated Real-time Gross Settlement Express
                                    Transfer System.

                           PART II:         PROCEDURES FOR NOTES ISSUED IN
                                            BOOK-ENTRY FORM

                  In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           All Fixed Rate Notes issued in book-entry
                                    form having the same Original Issue Date, interest rate and Stated Maturity
                                    (collectively, the "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury
                                    Rate, LIBOR, the CD Rate, the CMT Rate, the
                                    Eleventh District Cost of Funds Rate, the
                                    Federal Funds Rate, the Prime Rate, any
                                    other rate set forth by the Company, Initial
                                    Interest Rate, Index Maturity, Spread or
                                    Spread Multiplier, if any, the minimum
                                    interest rate, if any, the maximum interest rate, if any, and the Stated Maturity
                                    (collectively, "Floating Rate Terms") will be represented initially by a single
                                    Book-Entry Note.

                                    Each Book-Entry Note will be dated and
                                    issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Interest Accrual Date, which will be
                                    (a) with respect to an original Book-Entry
                                    Note (or any portion thereof), its Original
                                    Issue Date and (b) with respect to any
                                    Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:                     The Company has arranged with the CUSIP
                                    Service Bureau of Standard & Poor's
                                    Corporation (the "CUSIP Service

                                    Bureau") for the reservation of
                                    approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:                       Each Book-Entry Note will be registered in
                                    the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.
                                    The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                          Transfers of a Book-Entry Note will be
                                    accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                          The Trustee may deliver to DTC and the CUSIP
                                    Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate
                                    Terms, as the case may be, (other than
                                    Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement
                                    Book-Entry Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                                    Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                                    Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single
                                    Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                                    Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                                    Notwithstanding the foregoing, if the
                                    Book-Entry Notes to be exchanged exceed
                                    $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent
                                    $500,000,000 of principal amount of the
                                    exchanged Book-Entry Notes and an additional
                                    Book-Entry Note or Notes will be
                                    authenticated and issued to represent any remaining principal amount of such
                                    Book-Entry Notes (See "Denominations"
                                    below).

Denominations:                      All Notes issued in book-entry form will be
                                    denominated in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                           General. Interest on each Note issued in
                                    book-entry form will accrue from the
                                    Interest Accrual Date of the Book-Entry Note representing such Note. Each payment of interest on a Note issued in book-entry form will include interest accrued through and including the day preceding, as the case may be, the Interest Payment Date (provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to and including the Regular Record Date immediately preceding the Interest Payment
                                    Date), or the Stated Maturity (the date on which the principal of a Note becomes due and payable as provided in the Indenture, whether at the Stated Maturity or by declaration of acceleration, redemption, repayment or otherwise is referred to herein as the "Maturity"). Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's, a division of the McGraw-Hill Companies
                                    ("Standard & Poor's") which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                                    Regular Record Dates. Unless otherwise
                                    specified in the applicable Pricing
                                    Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date 15 calendar days (whether or not a Business
                                    Day) preceding such Interest Payment Date.

                                    Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first

                                    Interest Payment Date following the Original
                                    Issue Date; provided, however, the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                                    If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                                    Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Notes issued in book-entry form will be made semi-annually on April 15 and October 15 of each year and at Maturity.

                                    Floating Rate Notes. Interest payments on
                                    Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                                    Notice of Interest Payments and Regular
                                    Record Dates. On the first Business Day of
                                    March, June, September and December of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal and Interest: Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by referring to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                                    Payments at Maturity. On or about the first
                                    Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry
                                    Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                                    Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                                    Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:              Settlement Procedures with regard to each
                                    Note in book-entry form sold by each Agent, as agent of the Company, will be as follows:

                                    A.       The Presenting Agent will advise
                                             the Company by telephone of the
                                             following Settlement Information:

                                             1.   Taxpayer identification number
                                                  of the purchaser.

                                             2.   Principal amount of the Note.

                                             3.   Fixed Rate Notes:

                                                  a)  interest rate; and

                                                  b)   redemption or optional
                                                       repayment dates, if any

                                                  Floating Rate Notes:

                                                  a)   designation (which may be
                                                       "Regular Floating Rate
                                                       Note," Floating Rate/
                                                       Fixed Rate Note" or
                                                       "Inverse Floating Rate
                                                       Note;"

                                                  b)   interest rate basis or
                                                       bases;

                                                  c)   initial interest rate;

                                                  d)   spread or spread
                                                       multiplier, if any;

                                                  e)   interest rate reset
                                                       dates;

                                                  f)   interest rate reset
                                                       period;

                                                  g)   interest payment dates;

                                                  h)   interest rate payment
                                                       period;

                                                  i)   index maturity;

                                                  j)   calculation agent;

                                                  k)   interest payment dates
                                                       if any;

                                                  l)   minimum interest rate,
                                                       if any;

                                                  m)   calculation date;

                                                  n)   interest determination
                                                       dates;

                                                  o)   redemption or optional
                                                       repayment dates, if any;
                                                       and

                                                  p)   fixed rate (for Floating
                                                       Rate/Fixed Rate Notes and
                                                       Inverse Floating Rate
                                                       Notes) and fixed rate
                                                       commencement date (for
                                                       Floating Rate/Fixed Rate
                                                       Notes).

                                             4.   Price to public of the Note.

                                             5.   Trade date.

                                             6.   Settlement Date
                                                  (Original Issue Date).

                                             7.   Stated Maturity.

                                             8.   Overdue rate (if any).

                                             9.   Extension periods, if any,
                                                  and final maturity date.

                                             10.  Optional reset dates, if any.

                                             11.  Net proceeds to the Company.

                                             12.  Agent's commission.

                                    B.       The Company will assign a CUSIP
                                             number to the Book-Entry Note
                                             representing such Note and then
                                             advise the Trustee by electronic
                                             transmission of the above
                                             settlement information received
                                             from the Presenting Agent, such
                                             CUSIP number and the name of the
                                             Agent.

                                    C.       The Trustee will communicate to DTC
                                             and the Agent through DTC's
                                             Participant Terminal System, a
                                             pending deposit message specifying
                                             the following settlement
                                             information:

                                             1.   The information set forth in
                                                  Settlement Procedure A.

                                             2.   Identification numbers of the
                                                  participant accounts
                                                  maintained by DTC on behalf of
                                                  the Trustee and the Agent.

                                             3.   Identification as a Fixed Rate
                                                  Book-Entry Note or Floating
                                                  Rate Book-Entry Note.

                                             4.   Initial Interest Payment Date
                                                  for such Note, number of days
                                                  by which such date succeeds
                                                  the related record date for
                                                  DTC purposes (or, in the case
                                                  of Floating Rate Notes which
                                                  reset daily or weekly, the
                                                  date five calendar days
                                                  preceding the Interest Payment
                                                  Date) and, if then calculable,
                                                  the amount of interest payable
                                                  on such Interest Payment Date
                                                  (which amount shall have been
                                                  confirmed by the Trustee).

                                             5.   CUSIP number of the Book-Entry
                                                  Note representing such Note.

                                             6.   Whether such Book-Entry Note
                                                  represents any other Notes
                                                  issued or to be issued in
                                                  book-entry form.

                                             7.   The Trustee will advise the
                                                  Presenting Agent by telephone
                                                  of the CUSIP number as soon as
                                                  possible.

                                    D.       The Company will complete and
                                             deliver to the Trustee a Book-
                                             Entry Note representing such
                                             Note in a form that has been
                                             approved by the Company, the
                                             Agents and the Trustee.

                                    E.       The Trustee will authenticate the
                                             Book-Entry Note representing such
                                             Note.

                                    F.       DTC will credit such Note to the
                                             participant account of the Trustee
                                             maintained by DTC.

                                    G.       The Trustee will enter an
                                             SDFS deliver order through
                                             DTC's Participant Terminal
                                             System instructing DTC (i)
                                             to debit such Note to the
                                             Trustee's participant
                                             account and credit such
                                             Note
                                             to the participant account of
                                             the Presenting Agent
                                             maintained by DTC and (ii) to
                                             debit the settlement account
                                             of the Presenting Agent and
                                             credit the settlement account
                                             of the Trustee maintained by
                                             DTC, in an amount equal to the
                                             price of such Note less such
                                             Agent's commission. Any entry
                                             of such a deliver order shall
                                             be deemed to constitute a
                                             representation and warranty by
                                             the Trustee to DTC that (i)
                                             the Book-Entry Note
                                             representing such Note has
                                             been issued and authenticated
                                             and (ii) the Trustee is
                                             holding such Book-Entry Note
                                             pursuant to the Medium Term
                                             Note Certificate Agreement
                                             between the Trustee and DTC.

                                    H.       The Presenting Agent will
                                             enter an SDFS deliver
                                             order through DTC's
                                             Participant Terminal
                                             System instructing DTC (i)
                                             to debit such Note to the
                                             Presenting Agent's
                                             participant account and
                                             credit such Note to the
                                             participant account of the
                                             Participants maintained by
                                             DTC and (ii) to debit the
                                             settlement accounts of
                                             such Participants and
                                             credit the settlement
                                             account of the Presenting
                                             Agent maintained by DTC,
                                             in an amount equal to the
                                             initial public offering
                                             price of such Note.

                                    I.       Transfers of funds in
                                             accordance with SDFS
                                             deliver orders described
                                             in Settlement Procedures G
                                             and H will be settled in
                                             accordance with SDFS
                                             operating procedures in
                                             effect on the Settlement
                                             Date.

                                    J.       The Trustee will credit to
                                             an account of the Company
                                             maintained at the Trustee
                                             funds available for
                                             immediate use in the
                                             amount transferred to the
                                             Trustee in accordance with
                                             Settlement Procedure G.

                                    K.       The Trustee will send a
                                             copy of the Book-Entry
                                             Note by first class mail
                                             to the Company together
                                             with a statement setting
                                             forth the principal amount
                                             of Notes Outstanding as of
                                             the related Settlement
                                             Date after giving effect
                                             to such transaction and
                                             all other offers to
                                             purchase Notes of which
                                             the Company has advised
                                             the Trustee but which have
                                             not yet been settled.

                                    L.       The Agent will confirm the
                                             purchase of such Note to
                                             the purchaser either by
                                             transmitting to the
                                             Participant with respect
                                             to such Note a
                                             confirmation
                                             order through DTC's
                                             Participant Terminal
                                             System or by mailing a
                                             written confirmation to
                                             such purchaser.

Settlement Procedures Timetable:    For orders of Notes accepted by the Company,
                                    Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                              Settlement
                                              Procedure                                   Time
                                              ---------                                   ----
                                                  A-B                   11:00 a.m. on the trade date
                                                    C                   2:00 p.m. on the trade date
                                                    D                   3:00 p.m. on the Business Day before
                                                                        Settlement Date

                                                    E                   9:00 a.m. on Settlement Date
                                                    F                   10:00 a.m. on Settlement Date
                                                  G-H                   No later than 2:00 p.m. on Settlement Date
                                                    I                   4:45 p.m. on Settlement Date
                                                  J-L                   5:00 p.m. on Settlement Date

                                    If a sale is to be settled more than one
                                    Business Day after the sale date, Settlement
                                    Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                    If settlement of a Note issued in book-entry form is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal system, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                  If the Trustee fails to enter an SDFS
                                    deliver order with respect to a Book-Entry
                                    Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant
                                    Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "cancelled," make appropriate entries in its records and send such cancelled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other
                                    Notes previously represented by the
                                    surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered
                                    Book-Entry Note.


                                    If the purchase price for any Book-Entry
                                    Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                    Notwithstanding the foregoing, upon any
                                    failure to settle with respect to a
                                    Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                           PART III: PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Denominations:                      The Notes will be issued in denominations of
                                    U.S. $1,000 and integral multiples of U.S.
                                    $1,000 in excess thereof.

Interest:                           Each Note will bear interest in accordance
                                    with its terms. Interest will begin to
                                    accrue on the Original Issue Date of a Note for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Unless otherwise specified in the applicable
                                    Pricing Supplement, interest payments in respect of Fixed Rate Notes will be made semi-annually on April 15 and October 15 of each year and at Maturity. However, the first payment of interest on any Note issued between a Record Date and an Interest
                                    Payment Date will be made on the Interest
                                    Payment Date following the next succeeding
                                    Record Date. Unless otherwise specified in the applicable Pricing Supplement, the
                                    Record Date for any payment of interest
                                    shall be the close of business 15 calendar days prior to the applicable Interest
                                    Payment Date. Interest at Maturity will be payable to the person to whom the principal is payable.

                                    Notwithstanding the above, in the case of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the "Record Date"), except that at Maturity the interest payable will include interest accrued to, but excluding, the Maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

Payments of Principal and Interest: Upon presentment and delivery of the Note, the Trustee will pay the principal amount of each Note at Maturity and the final installment of interest in immediately available funds received from the Company. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note. However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such a holder not later than the regular Record Date for the related Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

                                    The Trustee will provide monthly to the
                                    Company a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                    Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee. All cancelled Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:              Settlement Procedures with regard to each
                                    Note purchased through any Agent, as agent, shall be as follows:

                                    A.       The Presenting Agent will advise
                                             the Company by telephone of the
                                             following Settlement information
                                             with regard to each Note:

                                             1.   Exact name in which the Note
                                                  is to be registered (the
                                                  "Registered Owner").

                                             2.   Exact address or addresses of
                                                  the Registered Owner for
                                                  delivery, notices and payments
                                                  of principal and interest.

                                             3.   Taxpayer identification number
                                                  of the Registered Owner.

                                             4.   Principal amount of the Note.

                                             5.   Denomination of the Note.

                                             6.   Fixed Rate Notes:

                                                  a)   interest rate; and

                                                  b)   redemption or optional
                                                       repayment dates, if any.

                                                  Floating Rate Notes:

                                                  a)   designation (which may be
                                                       "Regular Floating Rate
                                                       Note," "Floating Rate/
                                                       Fixed Note" or "Inverse
                                                       Floating Rate Note;"

                                                  b)   interest rate basis or
                                                       bases;

                                                  c)   initial interest rate;

                                                  d)   spread or spread
                                                       multiplier, if any;

                                                  e)   interest rate reset
                                                       dates;

                                                  f)   interest rate reset
                                                       period;

                                                  g)   interest payment dates;

                                                  h)   interest payment period;

                                                  i)   index maturity;

                                                  j)   calculation agent;

                                                  k)   maximum interest rate,
                                                       if any;

                                                  l)   minimum interest rate,
                                                       if any;

                                                  m)   calculation date;

                                                  n)  interest determination
                                                       date;

                                                  o)   redemption or optional
                                                       repayment dates, if any;
                                                       and

                                                  p)   fixed rate (for Floating
                                                       Rate/Fixed Rate Notes and
                                                       Inverse Floating Rate
                                                       Notes) and fixed rate
                                                       commencement date (for
                                                       Floating Rate/Fixed Rate
                                                       Notes).

                                              7.       Price to public of the
                                                       Note.

                                              8.       Settlement date (Original
                                                       Issue Date).

                                              9.       Stated Maturity.

                                              10.      Overdue rate (if any).

                                              11.      Extension periods, if
                                                       any, and final maturity
                                                       date.

                                              12.      Optional reset dates, if
                                                       any.

                                              13.      Net proceeds to the
                                                       Company.

                                              14.      Agent's Commission.

                                    B.       The Company shall provide to the
                                             Trustee the above Settlement
                                             information received from the
                                             Agent and shall cause the
                                             Trustee to issue, authenticate
                                             and deliver Notes. The Company
                                             also shall provide to the
                                             Trustee and/or Agent a copy of
                                             the applicable Pricing
                                             Supplement.

                                    C.       The Trustee will complete the
                                             preprinted 4-ply Note packet
                                             containing the following
                                             documents in forms approved by
                                             the Company, the Presenting
                                             Agent and the Trustee:

                                             1.       Note with Agent's customer
                                                      confirmation.

                                             2.       Stub 1 - for Trustee.

                                             3.       Stub 2 - for Agent.

                                             4.       Stub 3 - for the Company.

                                    D.       With respect to each trade, the
                                             Trustee will deliver the Notes
                                             and Stub 2 thereof to the
                                             Presenting Agent at the
                                             following applicable address:

                                             If to Banc of America Securities
                                             LLC:

                                             c/o The Bank of New York
                                             1 Wall Street, 3rd Floor, Window B
                                             New York, New York 10286
                                             Attention:  Joe Cangelus
                                             Account #:  076854/NationsBanc
                                             Montgomery Securities LLC

                                             If to Deutsche Bank Securities
                                             Inc.:

                                             Deutsche Bank Securities Inc.
                                             31 West 52nd Street
                                             New York, New York 10019
                                             Attention:  Medium-Term Note Desk

                                             If to J.P. Morgan Securities Inc.:

                                             55 Water Street, Room 226
                                             New York, New York 10041
                                             Attention:  Window 17 or 18

                                             If to Lehman Brothers Inc.:

                                             Chase Manhattan Bank
                                             Ground Floor, Receive Window
                                             4 New York Plaza
                                             FAO Lehman Brothers
                                             New York, New York
                                             Attention:  Verna Covington
                                             Telephone:  (212) 623-5953

                                             If to Merrill Lynch, Pierce, Fenner
                                             & Smith Incorporated:

                                             Merrill Lynch, Pierce, Fenner &
                                               Smith
                                             Money Markets Clearance
                                             Concourse Level, N.S.C.C. Window
                                             55 Water Street - South Building
                                             New York, New York 10041
                                             Attention:  Al Mitchell
                                             Telephone:  (212) 855-2403

                                             If to Morgan Stanley & Co.
                                             Incorporated:

                                             The Bank of New York Dealer
                                             Clearance Department 1 Wall
                                             Street, 4th Floor New York, New
                                             York 10005
                                             Attention:  For the Account of
                                             Salomon
                                             Smith Barney Inc.



                                             If to Morgan Stanley & Co.
                                             Incorporated:

                                             The Bank of New York
                                             Dealer Clearance Department
                                             3rd Floor, Window 3B
                                             1 Wall Street
                                             New York, New York  10005
                                             Attention:  For the Account of
                                             Morgan Stanley &  Co. Incorporated

                                             If to Salomon Smith Barney Inc.:

                                             The Bank of New York
                                             Dealer Clearance Department
                                             1 Wall Street, 4th Floor
                                             New York, New York 10005
                                             Attention:  For the Account of
                                             Salomon Smith Barney Inc.


                                    The Trustee will keep Stub 1. The Presenting
                                    Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                                    E.       The Presenting Agent will
                                             deliver the Note (with
                                             confirmations), as well as a
                                             copy of the Prospectus and any
                                             applicable Prospectus Supplement
                                             or Supplements received from the
                                             Trustee to the purchaser against
                                             payment in immediately available
                                             funds.

                                    F.       The Trustee will send Stub 3 to
                                             the Company.

Settlement Procedures Timetable:    For offers accepted by the Company,
                                    Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                                              Settlement
                                              Procedure                                   Time
                                              ---------                                   ----
                                                  A-B           3:00 PM on Business Day prior to settlement
                                                  C-D           2:15 PM on day of settlement
                                                    E           3:00 PM on day of settlement
                                                    F           5:00 PM on day of settlement

Failure to Settle:                  In the event that a purchaser of a Note from
                                    the Company shall either fail to accept
                                    delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                                    The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.